Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Canopy Growth Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares, no par value	457(c)	13,218,453(1)	$0.46(2)	$6,080,488.38	0.00011020	$670.07

	Total Offering Amounts					$6,080,488.38	—	$670.07

	Total Fees Previously Paid					—	—	—

	Total Fee Offsets					—	—	$670.07

	Net Fee Due					—	—	$0

(1)

Consists of a maximum of 13,218,453 common shares to be sold by the selling securityholders. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common shares (“Common Shares”) in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $0.46 per share, the average of the high and low prices of the Common Shares, as reported on the Nasdaq Global Select Market on July 14, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Canopy Growth Corporation	424b7	333-253399	05/18/2022	05/18/2022	$2,042.25	Common Shares, no par value	(3)	(3)	(3)

Fee Offset Sources	Canopy Growth Corporation	424b7	333-253399	05/18/2022	05/18/2022						$2,042.25

Fee Offset Claims	Canopy Growth Corporation	424b7	333-253399	05/26/2022	05/26/2022	$1,890.01	Common Shares, no par value	(4)	(4)	(4)

Fee Offset Sources	Canopy Growth Corporation	424b7	333-253399	05/26/2022	05/26/2022						$1,890.01

Fee Offset Claims	Canopy Growth Corporation	424b7	333-253399	11/14/2022	11/14/2022	$2,016.94	Common Shares, no par value	(5)	(5)	(5)

Fee Offset Sources	Canopy Growth Corporation	424b7	333-253399	11/14/2022	11/14/2022						$2,016.94

Fee Offset Claims	Canopy Growth Corporation	424b7	333-253399	03/28/2023	03/28/2023	$1,494.86	Common Shares, no par value	(6)	(6)	(6)

Fee Offset Sources	Canopy Growth Corporation	424b7	333-253399	03/28/2023	03/28/2023						$1,494.86

(3)

On May 18, 2022, the registrant filed a prospectus supplement to the registrant’s registration statement on Form S-3ASR (File No. 333-253399) (the “Prior Registration Statement”), which registered 4,257,129 Common Shares to be sold by selling securityholders in a secondary offering, some of which remain unsold. In connection therewith, the registrant previously paid a filing fee of $2,042.25. The registrant is no longer eligible to offer any additional securities under the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby applies the $2,042.25 registration fee previous paid with respect to the unsold securities to offset the registration fee shown in the table above.

(4)

On May 26, 2022, the registrant filed a prospectus supplement to the Prior Registration Statement, which registered 4,169,410 Common Shares to be sold by selling securityholders in a secondary offering, some of which remain unsold. In connection therewith, the registrant previously paid a filing fee of $1,890.01. The registrant is no longer eligible to offer any additional securities under the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby applies the $1,890.01 registration fee previous paid with respect to the unsold securities to offset the registration fee shown in the table above.

(5)

On November 14, 2022, the registrant filed a prospectus supplement to the Prior Registration Statement, which registered 5,648,927 Common Shares to be sold by selling securityholders in a secondary offering, some of which remain unsold. In connection therewith, the registrant previously paid a filing fee of $2,016.94. The registrant is no longer eligible to offer any additional securities under the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby applies the $2,016.94 registration fee previous paid with respect to the unsold securities to offset the registration fee shown in the table above.

(6)

On March 28, 2023, the registrant filed a prospectus supplement to the Prior Registration Statement, which registered 7,102,081 Common Shares to be sold by selling securityholders in a secondary offering, some of which remain unsold. In connection therewith, the registrant previously paid a filing fee of $1,494.86. The registrant is no longer eligible to offer any additional securities under the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby applies the $1,494.86 registration fee previous paid with respect to the unsold securities to offset the registration fee shown in the table above.